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                             BOND GUARANTY AGREEMENT



                             Dated February 1, 1999


                                       by


                                  ALCOOL, INC.


                                   in favor of


                     SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                   As Trustee






                          This instrument prepared by:

                                 John F. Andrews
                              Capell & Howard, P.C.
                                 P. O. Box 2069
                            Montgomery, AL 36102-2069
                                 (334) 241-8000


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




                                           TABLE OF CONTENTS

             Parties    ............................................................................1
             Recitals   ............................................................................1

                                               ARTICLE I

                                   Provisions of General Application

         SECTION 1.01   Definitions.................................................................2
         SECTION 1.02   Action Taken Directly or Indirectly.........................................3
         SECTION 1.03   Governing Law...............................................................3
         SECTION 1.04   Other Provisions............................................................3
         SECTION 1.05   Effect of Hearings and Table of Contents....................................3

                                              ARTICLE II

                                               Guaranty

         SECTION 2.01   Guaranty of Payment of Bonds................................................3
         SECTION 2.02   Trustee to Draw on Letter of Credit.........................................4
         SECTION 2.03   Character of Obligations Hereunder..........................................5

                                              ARTICLE III

                                      Determination of Taxability

         SECTION 3.01   Payments by the Guarantor ..................................................8
         SECTION 3.02   No obligation to Contest or Appeal..........................................8

                                              ARTICLE IV

                                    Events of Default and Remedies

         SECTION 4.01   Events of Default...........................................................8
         SECTION 4.02   Remedies....................................................................9
         SECTION 4.03   Limitation on Suits.........................................................9
         SECTION 4.04   Unconditional Right of Bondholders to Receive
                        Principal, Premium and Interest............................................10
         SECTION 4.05   Application of Money Collected.............................................10
         SECTION 4.06   Agreement to Pay Attorneys' Fees...........................................10


                                       (i)

         SECTION 4.07   Waiver of Past Defaults....................................................10
         SECTION 4.08   No Additional Waiver Implied by One Waiver.................................10
         SECTION 4.09   Remedies Subject to Applicable Law.........................................11



                                      (ii)

                                               ARTICLE V

                                             Miscellaneous

         SECTION 5.01   Consent to Service of Process..............................................11
         SECTION 5.02   Benefit of the Agreement...................................................11
         SECTION 5.03   Notices....................................................................11
         SECTION 5.04   Amendments.................................................................12
         SECTION 5.05   Reproduction of Documents..................................................13
         SECTION 5.06   Survival...................................................................13
         SECTION 5.07   Successors and Assigns.....................................................13
         SECTION 5.08   Effective Date of Agreement................................................13
         SECTION 5.09   Entire Agreement; Counterparts.............................................14
         SECTION 5.10   Severability...............................................................14
         SECTION 5.11   Date of Identification Purposes Only.......................................14
         SECTION 5.12   Exceptions to Covenants....................................................14
         SECTION 5.13   Subrogation................................................................14
         SECTION 5.14   Termination of Agreement...................................................14
         SECTION 5.15   Rights of Guarantor under other Financing Documents........................14

         Testimonium    ...........................................................................15
         Signatures     ...........................................................................15



                                      (iii)

                             BOND GUARANTY AGREEMENT

         THIS BOND GUARANTY AGREEMENT dated as of February 1, 1999 is entered into by Alcool, Inc. (the "Guarantor") for the benefit of SouthTrust Bank, National Association, a national banking association with a principal place of business in Montgomery, Alabama (the "Trustee"), as trustee under the indenture referred to below.

                                    Recitals

         Pursuant to and for the purposes expressed in Division 1 of Article 4 of Chapter 54 of Title 11 of the Code of Alabama 1975, as amended, (the "Enabling Law"), the Issuer has duly authorized the creation, execution and delivery of Variable/Fixed Rate Industrial Development Revenue Bonds (Alcool, Inc. Project) Series 1999, dated the date of delivery and payment therefor (the "Bonds") pursuant to a Indenture dated February 1, 1999 (the "Indenture") from the Issuer to SouthTrust Bank, National Association, as trustee (the "Trustee") to finance a "project" within the meaning of the Enabling Law, as more particularly described herein (the "Project").

         Simultaneously with the issuance of the Bonds the Issuer and the Guarantor will enter into a Lease Agreement dated February 1, 1999 (the "Lease Agreement"), whereby the Issuer will agree to lease the Project Equipment to the Guarantor and the Guarantor will agree to pay rentals to the Issuer at such times and in such amounts as shall be sufficient to pay when due the principal of, premium (if any) and interest on the Bonds and the purchase price of Bonds tendered for purchase pursuant to the mandatory or optional tender provisions of the Indenture.

         The Bonds shall be limited obligations of the Issuer payable solely out of the rentals payable by the Guarantor pursuant to the Lease Agreement and any other revenues, rentals or receipts derived by the Issuer from the leasing or sale of the Project Equipment.

         As additional security for the payment of Debt Service on the Bonds, the Guarantor will enter into this Bond Guaranty Agreement dated February 1, 1999 in favor of the Trustee, whereby the Guarantor will guarantee payment when due of Debt Service on the Bonds.

         As additional security for the payment of the Bonds, SouthTrust Bank, National Association, (in its capacity as issuer of the initial letter of credit referred to below, the "Bank") will issue an irrevocable letter of credit in favor of the Trustee in the amount of (i) the aggregate principal amount of the Bonds, to enable the Trustee to pay the principal amount of the Bonds when due and to pay the principal portion of the purchase price of Bonds tendered (or deemed tendered) for purchase, plus (ii) interest on the Bonds for a period of 50 days at the rate of 13% per annum, to enable the Trustee to pay interest on the Bonds when due and to pay the interest portion of the purchase price of Bonds tendered (or deemed tendered) for purchase. The initial letter of credit to be delivered to the Trustee and any substitute letter of credit delivered to the Trustee pursuant to the Indenture are herein referred to as the "Letter of Credit."

         The initial Letter of Credit will be issued by the Bank pursuant to application by the Guarantor to the Bank and a Credit Agreement dated February 1, 1999 (the "Credit Agreement") between the Bank and the Guarantor whereby the Guarantor will agree, among other things, to pay the Bank for all amounts drawn by the Trustee pursuant to the initial Letter of Credit.

         As security for the Guarantor's obligations under the Credit Agreement, the Issuer and the Guarantor shall execute a Mortgage, Security Agreement and Assignment of Rents and Leases dated as of February 1, 1999 in favor of the Bank, whereby the Issuer and the Guarantor will mortgage the Project Equipment and assign the Guarantor's interest in the Lease Agreement and revenues therefrom to the Bank.

         NOW, THEREFORE, for and in consideration of the premises, the consummation by the Issuer and the Trustee of the transactions contemplated by the Indenture and the Lease Agreement and the purchase of the Bonds by all holders thereof, the Guarantor hereby covenants, agrees and binds itself as follows:

                                    ARTICLE I

                        Provisions of General Application

         SECTION 1.01      Definitions

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         "Beneficial Owners" shall mean the owners of the beneficial interests in the Bonds.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Default" shall mean an event or condition the occurrence of which would, with or without the lapse of time or the giving of notice or both, be an Event of Default.

         "Event of Default" shall mean an event as defined in Article VI.

         "Financing Participants" shall have the meaning ascribed in Section 2.03(xiv).

         "Holder" shall mean the Beneficial Owners of any of the Bonds or a former Beneficial Owner of any of the Bonds entitled to enforce any rights hereunder.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest or lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease assignment or bailment for security purposes. For the purposes of this Agreement, the Guarantor shall be deemed to be the owner of any Property which it has acquired or holds or hold subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other person for security purposes.

         "Material Adverse Effect" shall mean any act or circumstance or event which (i) causes an Event of Default or Default, (ii) otherwise might be material and adverse to the financial condition or business operations of the Guarantor or (iii) would adversely affect the validity or enforceability of any of the papers executed in connection with the Bonds.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, an association, a trust, a limited liability company, an unincorporated organization and a government or any department, agency or political subdivision thereof.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         SECTION 1.02   Action Taken Directly or Indirectly

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         SECTION 1.03   Governing Law

         This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

         SECTION 1.04   Other Provisions

         (1) Capitalized terms used herein without definition shall have the meaning assigned to them in the Indenture.

         (2) Singular terms shall include the plural as well as the singular, and vice versa.

         (3) All references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

         (4) The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         SECTION 1.05   Effect of Hearings and Table of Contents

         The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

                                   ARTICLE II

                                    Guaranty

         SECTION 2.01   Guaranty of Payment of Bonds

         The Guarantor hereby absolutely and unconditionally guarantees (i) the punctual payment when due (whether at stated maturity, by acceleration or call for redemption or otherwise), in lawful money of the United States of America, of any and all sums which may become due at any time or from time to time to each Holder as principal of, purchase price of, premium, if any, and interest on the Bonds, including interest on any past due amounts of Debt Service or such purchase price (but without regard to any provision set forth in the Bonds or the Indenture limiting the sources of payment of amounts becoming due on the Bonds), (ii) the full and prompt payment of all costs and expenses, including court costs and reasonable attorneys' fees, incurred by the Trustee or any Holder in attempting to collect or enforce any such obligations), and (iii) the prompt payment of all other amounts payable by the Issuer under the Indenture. If a Holder or the Trustee shall fail to receive any such payment when due as aforesaid, the Guarantor shall immediately pay to the Holder or the Trustee, as appropriate, in lawful money of the United States of America, an amount equal to the required payment; provided, anything herein to the contrary notwithstanding, there shall be credited against any amounts to be paid to the Holders hereunder
(i) any amount drawn by the Trustee pursuant to the Letter of Credit for the payment of amounts due such Holders and (ii) all amounts theretofore paid to the Trustee by the Guarantor pursuant to any of the Financing Documents with respect to the Bonds held by such Holders.

         The guaranty set forth in this Section is an absolute and irrevocable guaranty of payment and not of collectibility or performance and is in no way conditioned or contingent upon any attempt to collect from the Issuer or any other Person or to realize upon any Property subject to the lien of the Indenture or the Mortgage or upon any other direct or indirect security for the Bonds, or to resort to any other remedies, except as specifically provided in
Section 2.02.

         The guaranty set forth in this Section shall remain in full force and effect without reference to future changes in conditions, including, to the extent permitted by applicable law, changes in law, until all Holders shall have been indefeasibly paid in full all sums due under the terms and provisions of the Bonds and the Lease Agreement notwithstanding any terms or provisions contained in the Bonds (including any discharge or termination of the Indenture as a result of deposits being made with the Trustee), and until such sums are not subject to rescission or repayment upon any bankruptcy, insolvency, arrangement, reorganization, moratorium, receivership or similar proceeding affecting the Issuer or the Guarantor. Each default in payment of Debt Service shall give rise to a separate cause of action hereunder and separate suits may be brought hereunder as each cause of action arises.

         The Guarantor hereby waives (a) any right (i) to have the Issuer joined with the Guarantor in any suit brought against the Guarantor on this Agreement,
(ii) to require the Trustee or a Holder to forthwith bring suit against the Issuer on the Bonds, and (ii) to require that the Trustee or a Holder obtain any judgment against the Issuer on the Bonds in connection with the enforcement of any rights against the Guarantor hereunder; (b) notice of acceptance hereof, notice of any action taken or omitted in reliance hereon, notice of any defaults by the Issuer in the payment of any such sums, and notice of the creation, renewal, or accrual of any liability of the Issuer, (c) any presentment, demand, notice or protest of any kind; and (d) any defense, counterclaim or offset which may in any manner or to any extent vary the risk of the Guarantor or which might otherwise operate as a discharge of the Guarantor and (d) all rights of exemption under the constitution and laws of any state as to any levy on and sale of Property.

         SECTION 2.02   Trustee to Draw on Letter of Credit

         The Trustee agrees, by acceptance hereof, to submit a draft under the Letter of Credit, if then in effect, in accordance with its terms, to the extent of the amounts available to be drawn thereunder to pay amounts then due to the Holders as principal of, purchase price of, premium (if any) and interest on the Bonds (whether at stated maturity or due dates, by tender for optional or mandatory purchase, acceleration, redemption or otherwise), prior to making any claim or demand upon the Guarantor hereunder for the payment of such amounts. The Guarantor agrees that honor in whole or in part by the Bank of any draft upon the Letter of Credit shall not be a condition to the performance by the Guarantor of its obligations hereunder.

         SECTION 2.03   Character of Obligations Hereunder

         All obligations of the Guarantor under this Agreement are joint, several, unconditional, primary, absolute and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, to the fullest extent permitted under applicable law, the obligations of the Guarantor hereunder shall not be subject to or impaired by:

                  (i) any inability or failure on the part of any party thereto to perform or comply with the Letter of Credit, the Financing Documents or the Bonds;

                  (ii) any invalidity or irregularity in any statutory or other proceedings relating to the formation or existence of the Issuer, to the issuance of the Bonds or to the execution and delivery of any Financing Document;

                  (iii) any invalidity or unenforceability of, or any impairment, modification or release of liability of any party under, or any impossibility, impracticability, illegality or frustration of performance by any part of, the Letter of Credit, the Financing Documents or the Bonds, for any reason whatsoever, including, without limitation, any decision by any court invalidating or otherwise affecting the obligations of any party under or in connection with the Letter of Credit, the Financing Documents or the Bonds;

                  (iv) any inability or failure on the part of the Guarantor to perform or comply with the Lease Agreement;

                  (v) any invalidity or unenforceability of, or any impairment, modification or release of liability of the Guarantor under, or any impossibility, impracticability, illegality or frustration of performance by the Guarantor of this Agreement;

                  (vi) the voluntary or involuntary liquidation, dissolution, merger, consolidation, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, moratorium, arrangement, composition with creditors or readjustment of debt of, or other similar proceedings affecting, the Issuer (including any payments to be received by the Issuer under the Lease Agreement in connection with any of the aforementioned proceedings or events), the Bank or the Guarantor;

                  (vii) any waiver, consent, extension, indulgence or other action or inaction in respect of the Letter of Credit, any Financing Document, or the Bonds, including any modification, amendment or supplement to any of the foregoing, the renewal or extension of the Bonds, the release of any Property subject to the Lien of the Indenture or the Mortgage or the Lease Agreement or any other similar act;

                  (viii) any right of setoff, counterclaim or defense, or any act, omission or breach on the part of the Issuer, the Bank or the Guarantor;

                  (ix) any claim whatsoever against the Issuer;

                  (x) any defect in the title, compliance with specifications, value, condition, design, operation, merchantability, quality, durability or suitability of, consequences of use or misuse of, or unfitness for use of, the Project Equipment or any part thereof, any abandonment, destruction, noncompletion, requisition, foreclosure of or damage to the Project Equipment or any part thereof, or any event of force majeure relating to the Project Equipment or any part thereof;

                  (xi) any breach of any representation or warranty relating to the Bonds or the Project Equipment;

                  (xii) any release, extinguishment or satisfaction of the Issuer's obligations to make payments of Debt Service until there have been paid to the Trustee or the Holders in lawful currency of the United States an amount sufficient to pay all Debt Service (including interest on overdue amounts of Debt Service including, to the extent permitted by applicable law, interest) that would have been due and owing to the Holders by the Issuer had the Issuer's obligations not been so released, extinguished or satisfied;

                  (xiii) the failure to give notice to the Guarantor of the occurrence of any default or event of default under the Bonds, the Letter of Credit or the Financing Documents;

                  (xiv) the compromise, settlement, release or termination of any or all of the obligations, covenants or agreements of any of the parties to any of the Financing Documents (the "Financing Participants") under the Bonds, the Letter of Credit or the Financing Documents;

                  (xv) any assignment, pledge or mortgage of all or any part of the interest of any of the Financing Participants in the Project Equipment, the Trust Estate or the Collateral;

                  (xvi) any waiver of the payment, performance or observance by any of the Financing Participants of any obligation, agreement or covenant of any of them contained in the Bonds, the Letter of Credit or the Financing Documents;

                  (xvii) the extension of the time for payment of Debt Service on the Bonds or any part thereof or of the time for performance of any other obligations, agreements or covenants of any of the Financing Participants under the Bonds, the Letter of Credit or the Financing Documents;

                  (xviii) the modification or amendment (whether material or otherwise) of any obligation, agreement or covenant contained in the Bonds, the Letter of Credit or the Financing Documents;

                  (xix) any failure, omission, or delay on the part of any of the Financing Participants to enforce, assert or exercise any right, power or remedy conferred upon any of them by the Bonds, the Letter of Credit or the Financing Documents;

                  (xx) the bankruptcy, insolvency, reorganization, appointment of a receiver for, or dissolution of any of the Financing Participants, or the entering by any or all of them into an agreement of composition with creditors, or the making by any or all of them of an assignment for the benefit of creditors;

                  (xxi) any rights of set-off, recoupment, counterclaim or other defense, whether similar or dissimilar to the foregoing, which the Guarantor might otherwise have against any of the Financing Participants or any other person;

                  (xxii) the default or failure of any one or more of the Financing Participants to perform fully any obligation, covenant or agreement contained in the Bonds, the Letter of Credit or the Financing Documents;

                  (xxiii) the release or discharge of any one or more of the Financing Participants by operation of law, to the extent that such release or discharge may be lawfully avoided, from the performance or observance of any agreement or covenant contained in the Bonds, the Letter of Credit or the Financing Documents;

                  (xxiv) the invalidity or unenforceability of the Bonds, the Letter of Credit or any of the Financing Documents or of any provision of such instruments.

         The Guarantor acknowledges that this Agreement is executed for the benefit of the Holders and the Trustee and that the Bonds will be purchased in reliance on this Agreement. No act of commission or omission of any kind at any time on the part of the Trustee or any Holder in respect of any matter whatsoever shall in any way affect or impair any right, power or benefit of the Trustee, or any Holder under this Agreement and, to the extent permitted by applicable law, no setoff, claim, reduction, diminution of any obligation, or any defense of any kind or nature which the Guarantor may have against the Trustee or any Holder, shall be available against the Trustee or any Holder in any suit or action brought by the Trustee or any Holder to enforce any right, power or benefit under this Agreement. Any conflict or ambiguity between this Agreement and the other Financing Documents shall be interpreted and determined in the manner most favorable to the Trustee and the Holders.

         The representations, warranties and covenants of the Guarantor contained in this Agreement, and any other document, instrument and agreement referred to or contemplated by this Agreement, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Issuer, any Holder or any other Person, or (ii) delivery of, and payment for, the Bonds.

                                   ARTICLE III

                           Determination of Taxability

         SECTION 3.01   Payments by the Guarantor

         In connection with a Determination of Taxability, the Guarantor agrees to pay, in addition to amounts specified in the Bonds, the reasonable fees and expenses of the Trustee incurred in connection therewith.

         SECTION 3.02   No Obligation to Contest or Appeal

         No Holder shall have any duty to make any contest of such a Determination of Taxability or to pursue any appeal of, or have any communication with the Internal Revenue Service concerning, such Determination of Taxability.

                                   ARTICLE IV

                         Events of Default and Remedies

         SECTION 4.01   Events of Default

         An "Event of Default" shall exist under this Agreement if any of the following occurs and is continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (a) Particular Covenant Defaults. The Guarantor fails to perform or observe any covenant or agreement contained in Sections 2.01 for a period of five Business Days after the earlier of (i) notification by the Trustee or a Holder of such failure or (ii) such other time as the Guarantor shall have actual knowledge thereof.

                  (b) Other Defaults. The Guarantor fails to comply with any other provision of this Agreement, and such failure continues for a period of 30 days after the earlier of (i) notification by the Trustee or a Holder of such failure or (ii) such other time as the Guarantor shall have actual knowledge thereof.

                  (c) Warranties or Representations. Any warranty, representation or other statement by or on behalf of the Guarantor contained in this Agreement, or in any instrument furnished in compliance with or in reference to this Agreement, is false or misleading in any material respect and action which eliminates such falsity or misleading character is not completed for a period of 30 days after the earlier of (i) notification by the Trustee or any Holder of such false or misleading statement or (ii) such other time as the Guarantor shall have actual knowledge thereof.

                  (d) Other Defaults. The occurrence of an Event of Default, as therein defined, under the Indenture or the Lease Agreement and the expiration of the applicable grace period, if any, specified therein.

         SECTION 4.02   Remedies

         If a Guaranty Default exists, the Trustee may, subject to its agreements under Section 2.02, proceed to protect its rights and the rights of the Holders of the Bonds by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any covenant or agreement of the Guarantor herein contained or in aid of the exercise of any power or remedy granted to the Trustee under the other Financing Documents and the Trustee may proceed directly against the Guarantor hereunder without resorting to any other remedies which it may have and without proceeding against any other security held by the Trustee.

         SECTION 4.03   Limitation on Suits

         No Holder shall have any right to institute any proceeding, judicial or otherwise, under or with respect to this Agreement, unless

                  (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                  (2) the Holders of not less than 25% in principal amount of the Outstanding Bonds shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceedings; and

                  (5) no direction inconsistent with such written consent has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Bonds, it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Bonds.

         SECTION 4.04 Unconditional Right of Bondholders to Receive Principal, Premium and Interest

         Notwithstanding any other provisions in this Agreement, the Holder of any Bond shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on such Bond on the respective stated maturity and due dates expressed in such Bond (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

         SECTION 4.05   Application of Money Collected

         Any money collected by the Trustee pursuant to this Agreement shall be applied to the payment of the whole amount then due and unpaid upon the Outstanding Bonds for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected; and in case such money shall be insufficient to pay in full the whole amount so due and unpaid upon such Bonds, then to the payment of such principal (and premium, if any) and interest, without any preference or priority, ratably according to the aggregate amount so due.

         SECTION 4.06   Agreement to Pay Attorneys' Fees

         In the event the Guarantor should default under any of the provisions of this Agreement and the Trustee (in its own name or in the name and on behalf of the Holders) should employ attorney or incur other expenses for the collection of any payments due hereunder or the enforcement of performance or observance of any agreement or covenant on the part of the Guarantor herein contained, the Guarantor will on demand therefor pay to the Trustee the reasonable fees of such attorneys and such other reasonable expenses so incurred.

         SECTION 4.07   Waiver of Past Defaults

         (a) Before any judgment or decree for payment of money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the Outstanding Bonds may, on behalf of the Holders of all the Bonds, waive any past default hereunder and its consequences, except for a default in the payment of any sums due pursuant to Article II.

         (b) Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Agreement and the Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 4.08   No Additional Waiver Implied by One Waiver

         If any agreement contained in this Agreement should be breached by the Guarantor and thereafter waived by the Holders of not less than a majority in principal amount of the Outstanding Bonds, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

         SECTION 4.09   Remedies Subject to Applicable Law

         All rights, remedies and powers provided by this Article may be exercised only to the extent the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Article are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable.

                                    ARTICLE V

                                  Miscellaneous

         SECTION 5.01   Consent to Service of Process

         The Guarantor irrevocably (a) agrees that any suit, action or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of Alabama or the courts of the United States located in the State of Alabama; (c) consents to the jurisdiction of each such court in any such suit, action or proceeding, and (c) waives any objection which the Guarantor may have to the laying of venue of any such suit, action or proceeding in any of such courts.

         SECTION 5.02   Benefit of the Agreement

         This Agreement is entered into by the Guarantor for the benefit of the Trustee and the Holders from time to time of the Bonds, all of whom shall, subject to the provisions hereof, be entitled to enforce performance and observance of each and every provision of this Agreement to the same extent as if they were parties signatory hereto. The Guarantor hereby expressly waives notice from the Trustee or the Holders from time to time of the Bonds of their acceptance and reliance on this Agreement. The Guarantor agrees to pay all reasonable and necessary costs, expenses and fees, including all reasonable attorneys' fees, which may be incurred by the Trustee or any Holder in enforcing or attempting to enforce this Agreement pursuant to the provisions hereof, whether the same shall be enforced by suit or otherwise.

         SECTION 5.03   Notices

         (a) Any request, demand, authorization, direction, notice, consent, or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with, the Guarantor or the Trustee shall be sufficient for every purpose hereunder if in writing and (except as otherwise provided in this Agreement) either (i) delivered personally to the party or, if such party is not an individual, to an officer, or other legal representative of the party to whom the same is directed (provided that any document delivered personally to the Trustee must be delivered at its Principal Office during normal business hours) at the hand delivery address specified in Section 16.01 of the Indenture (with respect to the Trustee) or specified opposite the signature of the Guarantor hereunder (with respect to the Guarantor) or (ii) mailed by first-class, registered or certified mail, postage prepaid and addressed as so specified. Either party may change the address


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



for receiving any such notice or document by giving notice of the change to the other party as provided in this Section.

         (b) Any such notice or other document shall be deemed delivered when actually received by the party to whom directed (or, if such party is not an individual, to an officer, or other legal representative of the party) at the address specified pursuant to this Section, or, if sent by mail, three days after such notice or document is deposited in the United States mail, proper postage prepaid, addressed as provided above.

         SECTION 5.04   Amendments

         (a) This Agreement may not be amended without the prior written consent of each party hereto and unless there has first been delivered to the Trustee, the Guarantor and the Remarketing Agent an Opinion of Bond Counsel that such action will not, whether solely or in conjunction with any other fact or circumstances, cause the interest on the Bonds to be or to become Taxable.

         (b) Without the consent of the Holders of any Bonds, the Guarantor may from time to time enter into one or more amendments hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to add to the covenants of the Guarantor for the benefit of the Holders and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants an Event of Default permitting the enforcement of all or any of the several remedies provided in this Agreement or the Indenture; provided, however, that with respect to any such additional covenant such amendment to this Agreement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee and the Holders upon such default; or

                  (2) to surrender any right or power herein conferred upon the Guarantor; or

                  (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provision, with respect to matters or questions arising under this Agreement, which shall not be inconsistent with provisions of this Agreement; provided such action shall not, in the judgment of the Trustee, adversely affect the interests of the Holders.

         (c) With the consent of the Holders of not less than a majority in principal amount of the Bonds then Outstanding, the Guarantor may enter into an amendment hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Trustee or of the Holders under this Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Bond affected thereby,


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



                  (1) reduce the amount, coverage or scope of the obligations contained in Article II,

                  (2) change the absolute and unconditional nature of such obligations, or

                  (3) reduce the principal amount of Outstanding Bonds, the Holders of which are required to consent to such amendment, change or modification.

         (d) If the Bank is not in default under the Letter of Credit, no amendment or change to this Agreement may be made without the prior written consent of the Bank (as defined in the Indenture).

         SECTION 5.05   Reproduction of Documents

         The Guarantor hereby agrees that any Financing Document and all documents relating thereto, including, without limitation, (a) supplements, consents, waivers and modifications which may hereafter be executed, (b) documents received by any Holder at any closing of any purchase of the Bonds and
(c) financial statements, certificates and other information previously or hereafter furnished to the Trustee or any Holder, may be reproduced by the Trustee or such Holder by any photographic, photostatic, microfilm, microcard, minature photographic or other similar process and they may destroy any original document so reproduced. To the extent permitted by law, the Guarantor agrees and stipulates that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by them in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         SECTION 5.06   Survival

         All warranties, representations and covenants made by the Guarantor herein or on any certificate or other instrument delivered by them or on their behalf under this Agreement shall be considered to have been relied upon by the Trustee and the Holders regardless of any investigation made by them or on their behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Guarantor hereunder.

         SECTION 5.07   Successors and Assigns

         The terms of this Agreement shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of each of the parties. The provisions of this Agreement are intended to e for the benefit of all Holders, and shall be enforceable for the benefit of any such Holder, whether or not an express assignment to such Holder of rights under this Agreement has been made by any previous Holder or its successors or assigns.

         SECTION 5.08   Effective Date of Agreement

         The obligations of the Guarantor hereunder shall arise absolutely and unconditionally when the Bonds shall have been issued, sold and delivered by the Issuer.

         SECTION 5.09   Entire Agreement; Counterparts

         This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         SECTION 5.10   Severability

         The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement, or any part thereof.

         SECTION 5.11   Date for Identification Purposes Only

         The date of this Agreement is for identification purposes only and is not intended to indicate that this Agreement was executed on such date.

         SECTION 5.12   Exceptions to Covenants

         The Guarantor shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         SECTION 5.13   Subrogation

         Once the Bonds have been Fully Paid by virtue of payments by the Guarantor under this Agreement, the Guarantor shall be subrogated to all rights of the Trustee and the Bondholders under the Bonds, the Indenture and the other Financing Documents.

         SECTION 5.14   Termination of Agreement

         This Agreement shall terminate when the Bonds have been Fully Paid.

         SECTION 5.15   Rights of Guarantor under other Financing Documents

         The provisions of this Guaranty Agreement shall not operate or be construed to limit, restrict, or deny the exercise or enjoyment of any right, privilege or option in favor of the Guarantor contained in any of the other Financing Documents.

         IN WITNESS WHEREOF the Guarantor has caused this Agreement to be executed under seal, and the Trustee has executed this Agreement by causing its name to be hereunto subscribed by one of its duly authorized officers, all as of the day and year first above written.


                                  ALCOOL, INC.

                                  By:      /s/
                                     ------------------------------------
                                       Its President
ATTEST:


________________________________
Its Secretary


                                    Accepted:

                                    SOUTHTRUST BANK,
                                      NATIONAL ASSOCIATION


                                    By:      /s/
                                       ----------------------------------
_________________________________            Its_________________________

_________________________________





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